Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of EP Global Communications, Inc., f/k/a East Coast Airlines Inc (the "Company") on Form 10-QSB for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Robert Salluzzo, Chief Executive Officer and Chief Financial Officer of the Company for the time period covered in this report and current Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the periods presented.

Dated: March 9, 2004

By: /s/ Robert Salluzzo

Robert Salluzzo, Chief Executive Officer and

Chief Financial Officer for the time period covered

 in this report and current Chief Financial Officer